UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers

Landmark Land Company, Inc. announced today that its Board of Directors had concurred with a senior management recommendation to  restructure its operations to reduce costs, allowing it to better meet current economic conditions.  During the discussions, Board member Jim L. Awtrey made the decision to resign his position of Senior Vice President to immediately help the company’s restructuring efforts.  Mr. Awtrey will remain as a member of the Landmark Board of Directors.

“I am a big believer in Landmark and its vision of developing lifestyle residential communities using golf as a key amenity.  I believe Landmark will come through these difficult economic times and continue to be a leader in the development of high-quality residential communities, and I am proud to remain a member of its Board of Directors”, said Awtrey.

Mr. Awtrey had retired as CEO of the PGA of America before joining Landmark Land Company in 2006.

Item 9.01 - Financial Statements and Exhibits

(c)                           Exhibits

99 - Press release issued by Landmark Land Company, Inc. on May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: May 27, 2009	By:	/s/ GERALD G. BARTON
Gerald G. Barton
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press release issued by Landmark Land Company, Inc. on May 27, 2009